EXHIBIT 10.1

From the Desk of KEN BENNETT
***HAND DELIVERED***

April 30, 2010

Mr. Edmond Lonergan
President and CEO
Green Planet Group, Inc.
7430 E. Butherus Dr., Suite D
Scottsdale, AZ 85260

Dear Ed,

This letter is to inform you that I am resigning from the Board of Directors of Green Planet Group, Inc. effective today. Unfortunately, my time commitments, especially the campaign for election as Arizona Secretary of State, do not allow me to continue as a Board member of GPG.

I have truly enjoyed working with you, the Company, and the other Board members. I wish Green Planet Group the greatest success and look forward to our ongoing friendship.

Sincerely,

/s/ Ken Bennett

Ken Bennett